                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       DOBSON COMMUNICATIONS CORPORATION

     The undersigned, Everett R. Dobson and Stephen T. Dobson, certify that they are the President and Secretary, respectively, of DOBSON COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), and do hereby further certify as follows:

     1. The name of this Corporation is DOBSON COMMUNICATIONS CORPORATION.

     2. The name under which the Corporation was originally incorporated was Dobson Holdings, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on February 3, 1997.

     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 1077 and 1080 of the General Corporation Act of Oklahoma (the "Act") by the written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon, and written notice of the corporate action has been given to the shareholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Section 1080 of the Act.

     4. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is:

                       DOBSON COMMUNICATIONS CORPORATION

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Oklahoma is 13439 North Broadway Extension, Oklahoma City, Oklahoma County, Oklahoma 73114. The registered agent is Everett R. Dobson.

                                  ARTICLE III

                                    PURPOSES

     The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Act. The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

                                   ARTICLE IV

                                 CAPITAL STOCK

4.1. AUTHORIZED CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is Four Million (4,000,000) shares, consisting of:

     4.1.1. 1,500,000 shares of common stock, par value $.001 per share ("Common Stock"), consisting of:

                      (i) 1,438,000 shares of Class A Common Stock ("Class A Common Stock");

                     (ii) 31,000 shares of Class B Common Stock ("Class B Common Stock");

                    (iii) 31,000 shares of Class C Common Stock ("Class C Common Stock"); and

     4.1.2. 2,500,000 shares of preferred stock, par value $1.00 per share.

4.2. DESCRIPTION OF COMMON STOCK

     A description of the Class A Common Stock, Class B Common Stock and the Class C Common Stock and a statement of their respective preferences, voting powers, qualifications and special or relative rights or privileges are as follows:

     4.2.1. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Common Stock upon the terms provided for below with respect to each such class, in such amounts and at such times as the Board of Directors may determine.

          A. DIVIDENDS ON CLASS A COMMON STOCK AND CLASS B COMMON STOCK. Dividends on Class A Common Stock and Class B Common Stock may be declared and paid out of funds of the Corporation legally available therefor.

          B. DIVIDENDS ON CLASS C COMMON STOCK. Dividends on Class C Common Stock may be declared and paid only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available Class C Dividend Amount.

          C. DISCRIMINATION BETWEEN CLASS A COMMON STOCK AND CLASS C COMMON STOCK. Subject to the provisions of paragraphs 4.2.1.A. and 4.2.1.B., the Board of Directors may, in its sole discretion, declare and pay dividends exclusively on either Class A Common Stock, Class B Common Stock or Class C Common Stock, or on any one or more of Class A Common Stock, Class B Common Stock and Class C Common Stock, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each such class, the respective voting and liquidation rights of each class, the amounts of prior dividends declared on each class or any other factor.

     4.2.2. EXCHANGE OF CLASS C COMMON STOCK. Shares of Class C Common Stock are subject to exchange upon the terms and conditions set forth below:

          A.     MANDATORY EXCHANGE OF CLASS C COMMON STOCK. In the event of
(i) the Wireline Disposition to any person, entity or group (other than to (a) any entity in which the Corporation, directly or indirectly, owns all of the equity interest or (b) any entity formed at the direction of the Corporation in connection with obtaining financing for the programs or products of the Wireline Group under an arrangement which provides the Corporation with an option to reacquire such properties and assets or retain or obtain substantial rights with respect to any business to be conducted by the Wireline Group, in each case for the benefit of the Wireline Group), or
(ii) an initial public offering by the Corporation of any class or series of its Common Stock other than Class C Common Stock (an "IPO"), or (iii) the Corporation Disposition, the Corporation shall (x) as of the first Business Day after the 90th day next following (i) the consummation of the Wireline Disposition or (ii) the date of consummation of the IPO or the consummation of the Corporation Disposition, as the case may be, or (y) as of the close of business on the day next preceding the consummation of the Corporation Disposition (in any such event, the "Mandatory Exchange Date"), exchange each outstanding share of Class C Common Stock for one fully paid and nonassessable share of Class A Common Stock, subject to adjustment as provided below. The stock certificate formerly representing shares of Class C Common Stock shall, on and after the Mandatory Exchange Date, be deemed to represent the shares of Class A Common Stock determined in accordance with this paragraph 4.2.2.A.

          B.     ADJUSTMENTS TO EXCHANGE RATIO.

                      (i) The number of shares of Class A Common Stock to be issued shall be adjusted from time to time as follows:

                              (a)  In case the Corporation shall (i) pay a
     dividend or make a distribution on its Class A Common Stock in shares of its Class A Common Stock, (ii) subdivide its outstanding Class A Common Stock into a greater number of shares, or (iii) combine its outstanding Class A Common Stock into a smaller number of shares, the number of shares of Class A Common Stock to be issued in exchange for Class C Common Stock shall be adjusted so that the holder of any share of Class C Common Stock thereafter surrendered for exchange shall be entitled to receive the number of shares of Class A Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been exchanged immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the effective date in the case of subdivision or combination.

                              (b)  In case the Corporation shall distribute to
     all holders of its Class A Common Stock any shares of capital stock of the Corporation (other than Class A Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (any of the foregoing being hereinafter in this subparagraph (b) called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Class C Common Stock upon the exchange of the shares of Class C Common Stock so that any such holder exchanging shares of Class C Common Stock will receive upon such exchange, in addition to the shares of the Class A Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, exchanged his shares of Class C Common Stock into Class A Common Stock. Such adjustment shall become effective immediately, except as provided in subparagraph (c) below, after the record date for the determination of shareholders entitled to receive such distribution.

                              (c)  In any case in which this subparagraph (i)
     provides that an adjustment shall become effective immediately after a record date for an event, the

     Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Class C Common Stock exchanged after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such exchange before giving effect to such adjustment and
     (ii) issuing to such holder an additional share of Class A Common Stock in lieu of any fraction pursuant to subparagraph 4.2.2.C.

                     (ii)     If:

                              (a)  the Corporation shall declare a dividend (or
     any other distribution) on the Class A Common Stock (other than in cash out of retained earnings); or

                              (b)  the Corporation shall authorize the granting
     to the holders of the Class A Common Stock of rights or warrants to subscribe for or purchase any shares of any class of stock or any other rights or warrants; or

                              (c)  there shall be any reclassification of the
     Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation as an entirety or any corporate event; or

                              (d)  there shall be a voluntary or involuntary
     dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to the holders of shares of the Class C Common Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, corporate event, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassifi-cation, consolidation, merger, statutory share exchange, sale, transfer, corporate event, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraph (i) of this paragraph 4.2.2.B or in subparagraph ii(a), ii(b), ii(c) or ii(d) of this paragraph 4.2.2.B.

                    (iii) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock or its issued shares of Class A Common Stock held in its treasury, or both, for the purpose of effecting exchanges of the Class C Common Stock, the full number of shares of Class A Common Stock deliverable upon the exchange of all outstanding shares of Class C Common Stock not theretofore exchanged. For purposes of this subparagraph (iii), the number of shares of Class A Common Stock which shall be deliverable upon the exchange of all outstanding shares of Class C Common Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                     (iv) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Class C Common Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                      (v)     The Corporation will pay any and all
documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on exchanges of the Class C Common Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Class C Common Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          C. GENERAL EXCHANGE PROVISIONS. In the event of any exchange of Class C Common Stock for shares of Class A Common Stock pursuant to paragraph 4.2.2.A., the following provisions shall apply:

                      (i) The Corporation shall cause to be given to each record holder of shares of the Class C Common Stock a notice stating (a) that shares of Class C Common Stock shall be exchanged for shares of Class A Common Stock or for cash or a combination thereof, (b) the date on which the exchange shall become effective (the "Exchange Date"), (c) the number of shares of Class A Common Stock or cash or combination thereof to be received by such holder with respect to each share of the Class C Common Stock held by such holder, including details as to the calculation thereof and (d) the place or places where certificates for shares of Class C Common Stock, properly endorsed or assigned for transfer are to be surrendered for delivery of certificates for shares of Class A Common Stock (unless the Corporation shall waive such requirement). Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Exchange Date to each holder of shares of Class C Common Stock at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of shares of Class C Common Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of shares of Class C Common Stock.

                     (ii) The Corporation shall not be required to issue or deliver fractional shares of Class A Common Stock to any holder of shares of Class C Common Stock upon any such exchange. If more than one share of Class C Common Stock shall be held by the same holder of record, the Corporation shall aggregate the number of shares of Class A Common Stock that shall be issuable to such holder upon any such exchange. If the total number of shares of Class A Common Stock to be so issued to any holder of record of shares of Class C Common Stock includes a fraction, the Corporation shall round the fractional share up or down to the nearest whole share of Class A Common Stock.

                    (iii) The holders of shares of Class C Common Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the exchange thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Class C Common Stock surrendered for exchange during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Class C Common Stock on a dividend payment record date who (or whose transferee) tenders any of such shares for exchange into shares of Class A Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of Class C Common Stock on such date, and the exchanging holder need not include payment in the amount of such dividend upon surrender of shares of Class C Common Stock for exchange. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends whether or not in arrears, on exchanged shares or for dividends on the shares of Class A Common Stock issued upon such exchange.

                     (iv) Before any holder of shares of Class C Common Stock shall be entitled to receive certificates representing shares of Class A Common Stock or cash or a combination thereof to be received by such holder with respect to the exchange of such shares of Class C Common Stock, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall, as soon as practicable after such surrender of certificates representing such shares of Class C Common Stock, deliver to the person for whose account such shares of Class C Common Stock were so surrendered, or to the transferee or transferees of such person, certificates representing the number of whole shares of Class A Common Stock to which such person shall be entitled as aforesaid.

                      (v) From and after the Exchange Date, all rights of a holder of shares of Class C Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Class C Common Stock, to receive certificates representing whole shares of Class A Common Stock, and rights to dividends as provided in paragraph 4.2.2.C.(iii). No holder of a certificate that immediately prior to the Exchange Date represented shares of Class C Common Stock shall be entitled to receive any dividend or other distribution with respect to the Class A Common Stock to be issued in exchange until surrender of such holder's certificate or certificates representing shares of Class C Common Stock (unless the Corporation shall waive such requirement). Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to Class A Common Stock based on a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of Class A Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date, the Corporation shall, however, be entitled to treat any certificate for Class C Common Stock that has not yet been surrendered for exchange as evidencing the ownership of the number of shares of Class A Common Stock for which the shares of Class C Common Stock represented by such certificate shall have been exchanged, notwithstanding the failure to surrender such certificate.

                     (vi) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of Common Stock in exchange for shares of Class C Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock issued in exchange in a name other than that in which the shares of Class C Common Stock so exchanged were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                    (vii) After the Exchange Date, any share of Class C Common Stock issued upon conversion or exercise of any Convertible Security shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or the holder of such share of Class C Common Stock, be exchanged for the number of whole shares of Class A Common Stock that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any shares of Class C Common Stock for shares of any other capital stock of the Corporation would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the number of shares of Class A Common Stock he or she would have owned immediately following such action had such Convertible Security been converted immediately prior to the Exchange Date.

     4.2.3.      VOTING RIGHTS

          A. CLASS A COMMON STOCK. The holders of Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may otherwise be required (i) by the terms of any outstanding class or series of Preferred Stock, (ii) by this Amended and Restated Certificate of Incorporation as the same may from time to time be amended, or (iii) by law. Each share of the Class A Common Stock shall entitle the holder thereof to one vote.

          B. CLASS B COMMON STOCK. Except as otherwise required by the Oklahoma General Corporation Act, the holders of Class B Common Stock will have no voting powers whatsoever, and no holder of Class B Common Stock shall vote on or otherwise participate in any proceedings in which action shall be taken by the Corporation or the shareholders thereof. The holders of Class B Common Stock shall not be entitled to notification as to any meeting of the Board of Directors or of the shareholders.

          C. CLASS C COMMON STOCK. Except as otherwise provided below and required by the Oklahoma General Corporation Act, the holders of Class C Common Stock will have no voting powers whatsoever, and no holder of Class C Common Stock shall vote on or otherwise participate in any proceedings in which action shall be taken by the Corporation or the shareholders thereof. The holders of Class C Common Stock shall not be entitled to notification as to any meeting of the Board of Directors or of the shareholders.

          D. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the Class C Common Stock at a meeting at which a quorum of Class C Common Stock is present and the votes of Class C Common Stock cast in favor of the proposal represent more than fifty percent (50%) of the outstanding shares of Class C Common Stock entitled to notice of and to vote at such meeting exceed those cast against:

                      (i) allow any proceeds from the Disposition of the properties or assets allocated to the Wireless Group to be used other than in the business of the Wireless Group without fair compensation being allocated to the Wireless Group as determined by the Board of Directors;

                     (ii) allow any properties or assets allocated to the Wireless Group to be used other than in the business of the Wireless Group without fair compensation being allocated to the Wireless Group as determined by the Board of Directors;

                    (iii) issue, sell or otherwise distribute shares of Class C Common Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to the Class C Common Group;

                     (iv) change the powers, preferences or special rights of Class C Common Stock so as to affect the Class C Common Stock adversely;

                      (v) increase the authorized number of shares of Class C Common Stock; and

                     (vi) effect any merger or business combination involving the Corporation as a result of which (a) the holders of all classes of common stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (b) the holders of Class A Common Stock and Class C Common Stock do not receive the same form of consideration, distributed among such holders in proportion to the Fair Value of such class as of the date of the close of business on the day net preceding the first public announcement of such merger or business combination.

     4.2.4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of Class A Common Stock, the Class B Common Stock and Class C Common Stock shall be as follows:

          A. After payment or provision for the payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled regardless unless otherwise provided in respect of a series of Preferred Stock by the resolution of the Board of Directors fixing the liquidation rights and preferences of such series of Preferred Stock, the holders of the outstanding shares of Class A Common Stock, the Class B Common Stock and Class C Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Group to which such assets are attributed, divided among the holders of the Class A Common Stock, the Class B Common Stock and Class C Common Stock in accordance with the per share "Liquidation Units" attributable to each such class. Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock is hereby attributed one "Liquidation Unit", in the case of the Class C Common Stock subject to adjustment as determined by the Board of Directors to be appropriate, to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of Class C Common Stock or any dividend or other distribution of shares of Class C Common Stock to the holders of shares of Class C Common Stock.

          B. For the purposes of paragraph 4.2.4.A., neither the merger nor consolidation of the Corporation into or with any other company, nor the merger or consolidation of any other company into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation, or the cause for dissolution of the Corporation, for the purposes of this subsection 4.2.4.

     4.2.5. ADJUSTMENTS RELATIVE TO VOTING RIGHTS AND LIQUIDATION. If, after the Effective Date, the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, or pay a dividend or make a distribution in shares of any class of common stock to holders of such class, the per share voting rights, if applicable, and the Liquidation Units of the Class A Common Stock, Class B Common Stock and the Class C Common Stock shall be appropriately adjusted so as to avoid dilution in the aggregate voting and liquidation rights of Class A Common Stock, Class B Common Stock and Class C Common Stock. The issuance by the Corporation of shares of any class of common stock (whether by a dividend or otherwise) to the holders of any other class of common stock shall not require adjustment pursuant to this paragraph.

     4.2.6. RANK. The Class A Common Stock, Class B Common Stock and Class C Common Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Class A Common Stock, Class B Common Stock and Class C Common Stock. Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock ranking on a parity with or prior to the Class A Common Stock, Class B Common Stock and Class C Common Stock as to the payment of dividends or the distribution of assets upon liquidation.

     4.2.7. DEFINITIONS. As used in this Section 4.2 of Article Fourth, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

          A. "Available Class C Dividend Amount," on any date, shall mean the greater of:

                      (i)     the excess of

                              (a)  the greater of the Fair Value on such date of
     the net assets of the Wireless Group, over

                              (b)  the sum of (1) the aggregate par value of all
     outstanding shares of Class C Common Stock and any other class of capital stock attributed to the Wireless Group and (2) the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding shares of Preferred Stock are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock; provided, that such excess shall be reduced by any amount necessary to enable the Wireless Group to pay its debts as they become due, and

                     (ii) the amount legally available for the payment of dividends determined in accordance with Oklahoma law applied as if the Wireless Group were a separate corporation.

          B. "Business Day" shall mean any day not a Saturday, Sunday or a day on which banks are required or authorized by law to be closed in Oklahoma City, Oklahoma.

          C. "Convertible Securities" shall mean any securities (including employee stock options) of the Corporation that are convertible into or evidence the right to purchase any shares of any class of common stock.

          D. "Corporation Disposition" shall mean the Disposition by the Corporation of all of substantially all of the properties and assets of the Corporation, but shall not include any merger or other business combination involving the Corporation if, immediately following the consummation of such merger or other business combinations, the holders of the Common Stock, as a group, would own more than fifty percent (50%) of the shares of capital stock of the surviving entity which are entitled to vote in the election of directors of the surviving entity.

          E. "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or in a series of related transactions, of any capital stock, properties or assets, other than by pledge, hypothecation or grant of any security interest in such capital stock, properties or assets. The term "Disposition" shall include, without limitation, the Wireline Disposition.

          F. "EBITDA Attributable" to the Wireless Group, for any period, shall mean the net income or loss of the Wireless Group for such period (or for the fiscal periods of the Corporation commencing prior to the Effective Date, the pro forma net income or loss of the Wireless Group as if the Effective Date had been the first day of such period) determined in accordance with generally accepted accounting principles but determined before interest expense, income taxes, depreciation, amortization, extraordinary items and changes in accounting principles, with all income and expenses of the Corporation being allocated between the Corporation or the Wireless Group, as the case may be, in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; PROVIDED, HOWEVER, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to the Wireless Group that cannot be utilized by the Wireless Group to offset or reduce its allocated tax liability may be allocated to the Corporation, as the case may be, without any compensating payment or allocation.

          G. "Effective Date" shall mean the date on which this Amended Certificate shall become effective.

          H. "Exchange Date" shall mean the date, if any, fixed for the exchange of shares of Class C Common Stock, as set forth in a notice to holders of Class C Common Stock pursuant to paragraph (4.2.2.C.(i).

          I. "Fair Value" as to shares of any class of stock shall as of any date mean the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to such date. The closing price for each day shall be (a) if the shares of such class of stock are listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Composite Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such composite tape shall not be in use or shall not report transactions in such shares, the last reported sales price regular way on the principal national securities exchange on which such shares are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of such class of stock has been traded during such consecutive trading days), or, if there is no such sale on any such day, the mean of the bid and asked prices on such day, or (b) if such shares are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the mean of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotations National Market System or a similar source selected from time to time by the Corporation for the purpose. In the event such closing prices are unavailable, Fair Value shall be determined in good faith by the Board of Directors.

          J. "Initial Public Offering" shall mean the issuance and sale by the Corporation of one or more classes of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which the Corporation will receive gross proceeds for its own account of not less than $50 million.

          K. "substantially all of the properties and assets of the Corporation" shall mean that portion of Corporation's assets and properties
(a) that represents at least 80% of the then current Fair Value of or (b) to which is attributable at least 80% of the aggregate revenues for the twelve
(12) fiscal quarter periods immediately preceding the Announcement Date.

          L. "substantially all of the properties and assets allocated to the Wireline Group" shall mean a portion of the properties and assets allocated to the Wireline Group (a) that represents at least 80% of the then current Fair Value of or (b) to which is attributable at least 80% of the aggregate revenues immediately preceding the Announcement Date of the Corporation derived from the properties and assets allocated to the Wireline Group for the twelve (12) fiscal quarterly periods immediately preceding the Announcement Date.

          M. "Wireline Disposition" shall mean the Disposition by the Corporation of all of substantially all of the properties and assets allocated to the Wireline Group or of the capital stock of the Corporation's subsidiary or subsidiaries which own all or substantially all of the properties and assets allocated to the Wireline Group which conduct the business of the Wireline Group, or any combination thereof including, without limitation, a distribution by the Corporation to the holders of one or more classes of the Common Stock of all or substantially all of such properties and assets or such capital stock, or any combination thereof.

          N. "Wireless Group" shall mean, at any time, the Corporation's interest in (i) any subsidiary of the Company which is not a member of the Wireline Group; (ii) any business which provides wireless and cellular telephone sales and services; (iii) all assets and liabilities of the Corporation to the extent allocated to any such businesses in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business segments; and (iv) such businesses developed in, or acquired by the Corporation for, the Wireless Group after the Effective Date as determined by the Board of Directors; PROVIDED, HOWEVER, that, from and after any Disposition or transfer of any business, product, development program, project, assets or properties out of the Wireless Group, the Wireless Group shall no longer include the business, product, development program, project, assets or properties so disposed of or transferred. The Wireless Group shall be represented by the Class C Common Stock.

          O. "Wireline Group" shall mean, at any time, the Corporation's interest in (i) Logix Communications Enterprises, Inc., an Oklahoma corporation, and its subsidiaries, (ii) any business which provides integrated local, long distance, data and other telecommunication services as an incumbent local exchange carrier, as an integrated communications provider, owning long-haul fiberoptic facilities and providing long-haul fiberoptic services and switch based competitive local exchange carrier services; (iii) all assets and liabilities of the Corporation to the extent allocated to any such business in accordance with general accepted accounting principles consistently applied for all of the Corporation's business segments; and (iv) such businesses developed and/or acquired by the Corporation for, the Wireline Group after the Effective Date as determined by the Board of Directors; PROVIDED, HOWEVER, that, from and after any Disposition of any business, product, development program, project, assets or properties out of the Wireline Group, the Wireline Group shall no longer include the business, product, development program, project, assets or properties so disposed of or transferred.

     4.2.8.      DETERMINATIONS BY THE BOARD OF DIRECTORS

          Any determinations with respect to the Corporation generally and the Wireless Group or the rights of holders of any class or series of Common Stock made by the Board of Directors of the Corporation in good faith pursuant to or in furtherance of any provision of this Section 4.2 shall be final and binding on all stockholders of the Corporation.

4.3. DESCRIPTION OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the board with respect to each series shall include but not be limited to, determination of the following:

          A. The number of shares constituting a series, the distinctive designation of a series and the stated value of the series, if different from the par value;

          B. Whether the shares of a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on the shares, whether the dividends are cumulative and the relative rights of priority of dividends on shares of that series;

          C. Whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

          D. Whether a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

          E. Whether or not the shares of a series are redeemable and the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

          F. Whether a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

          G. The right of a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

          H. The rights of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and

          I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

     Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on shares of the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                   ARTICLE V

                        LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1041 or Section 1052 of the Act;
(iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

6.1. MANAGEMENT BY BOARD OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of the Board of Directors.

6.2. NUMBERS OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen, and shall be determined by resolution adopted by a vote of a majority of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of the holders of a majority of each class of the outstanding stock entitled to vote for the election of directors. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the Bylaws of the Corporation.

6.3. ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless otherwise provided in the Bylaws.

6.4. EXPRESS AUTHORIZATION. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     6.4.1. To adopt, amend or repeal the Bylaws of the Corporation; but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any meeting of shareholders;

     6.4.2. To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the Corporation;

     6.4.3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

     6.4.4. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

     6.4.5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                                  ARTICLE VII

                                   INDEMNITY

7.1. THIRD PARTY CLAIMS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

7.2. DERIVATIVE CLAIMS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

7.3. EXPENSES. Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

7.4. INSURANCE. The Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

7.5. REIMBURSEMENT. To the extent that a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

7.6. ENFORCEMENT. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                  ARTICLE VIII

                           COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

                                AMENDMENTS; BYLAWS

9.1. AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Corporation reserves, subject to the provisions of the Act or other applicable statute, the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute.

9.2. BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of a majority of each class of the outstanding capital stock of the Corporation entitled to vote thereon.

     IN WITNESS WHEREOF, Dobson Communications Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Everett R. Dobson, its President and attested by Stephen T. Dobson, its Secretary, this 21st day of December, 1998.

                                       DOBSON COMMUNICATIONS CORPORATION

                                       /s/ Everett R. Dobson
                                       ----------------------------------------
                                       Everett R. Dobson, President
Attest:

/s/ Stephen T. Dobson
--------------------------------
Stephen T. Dobson, Secretary

                                                    FILED FEBRUARY 17, 1999
                                                   OKLAHOMA SECRETARY OF STATE

                            CERTIFICATE OF CORRECTION
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DOBSON COMMUNICATIONS CORPORATION


               Dobson Communications Corporation, an Oklahoma corporation (the "Company"), pursuant to Section 1007(F) of the Oklahoma General Corporation Act, for the purpose of correcting the Amended and Restated Certificate of Incorporation of the Company filed on December 21, 1998, hereby certifies the following:

               1. That the Company was originally incorporated on February 3, 1997, under the name "Dobson Holdings Corporation."

               2. On January 21, 1998, the Company filed Amended and Restated Certificates of Designation for its Class A Preferred Stock, Class B
Preferred Stock, and Class C Preferred Stock and also filed the Certificate of Designation for its 12 1/4% Senior Exchangeable Preferred Stock (collectively, the "Prior Certificates of Designation").

               3. On December 21, 1998 the Company filed an Amended and Restated Certificate of Incorporation (the "Certificate") which inadvertently omitted the Prior Certificates of Designation.

               4. The Certificate is corrected to include the Prior Certificates of Designation, true and correct copies of which are attached hereto as Exhibits A, B, C and D and incorporated herein and in the Certificate as though they were set forth in full in this Certificate of Correction and the Certificate.

               Dated this 11th day of February, 1999.

                                       DOBSON COMMUNICATIONS CORPORATION

                                       /s/ EVERETT R. DOBSON
                                       --------------------------------------
                                       By: Everett R. Dobson
                                       Title: President

ATTEST:

/s/ STEPHEN T. DOBSON
------------------------------
By: Stephen T. Dobson
Title: Secretary

                                    EXHIBIT A

                        OFFICE OF THE SECRETARY OF STATE
                                STATE OF OKLAHOMA

                  [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                           CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation of

                        DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State               Filed in the City of Oklahoma City
of Oklahoma -- 1907]                   this 21st day of January, 1998.

                                       TOM COLE
                                       Secretary of State

                                       By:  BETH GARNER

                        DOBSON COMMUNICATIONS CORPORATION

                              AMENDED AND RESTATED
                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                       RELATIVE AND OTHER SPECIAL RIGHTS,
                      AND QUALIFICATIONS, LIMITATIONS, AND
                     RESTRICTIONS OF CLASS A PREFERRED STOCK

                          ----------------------------

                  Pursuant to Title 18, Section 1032(G) of the
                General Corporation Act of the State of Oklahoma

                          ----------------------------


         DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and as authorized by the unanimous consent of the holders of all classes and series of the Corporation's capital stock, the Board of Directors does hereby amend and restate the designations, preferences and relative and other special rights, qualifications, limitations and restrictions of the Corporation's authorized Class A Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, as follows:

         1. DESIGNATION. The designation of such class is "Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class A Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may not be decreased or increased by the Board of Directors without a vote of stockholders. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 10 hereof.

         2. DIVIDENDS. (a) The holders of shares of Class A Preferred Stock shall be entitled to receive, out of funds at the time legally available for the payment of dividends in the State of Oklahoma, a non-cumulative dividend at the rate of 5% of the Liquidation Value per annum per share, if and when declared and paid by the Board of directors.

         3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities but after any distribution to the holders of Senior Securities, the aggregate Liquidation Value of all shares of Class A Preferred Stock held by such holder. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         (b) Holders of Class A Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

         (c) The assets available for distribution pursuant to the Section 3 shall be determined by applicable law.

         4. VOTING. Except as otherwise required by law, the holders of the Class A Preferred Stock shall have no voting powers whatsoever, and no holder of Class A Preferred Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors of the shareholders.

         5. CONVERSION RIGHTS. Except as otherwise required by law, the holders of Class A Preferred Stock shall have no rights of conversion of the Class A Preferred Stock into any other class of preferred or common stock.

         6. REDEMPTION. (a) At any time, the Class A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its Board of Directors, at any time or from time to time, at the Liquidation Value thereof. In case of the redemption of a part of the outstanding Class A Preferred Stock, such redemption shall be allocated among the holders of the Class A Preferred Stock in proportion to each holders ownership.

         (b) At least 30 days prior to the date fixed for redemption, a written notice shall be provided to each holder of record of Class A Preferred Stock to be redeemed. Such notice shall provide the date fixed for redemption, and call upon such holder to surrender to the Corporation on such date fixed the certificate or certificates representing the number of shares to be redeemed. On the date fixed for redemption, each holder of Class A Preferred Stock to be redeemed shall present and surrender the certificate or certificates representing such shares to the Corporation. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         7. STATUS OF REACQUIRED SHARES. Shares of Class A Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class A Preferred Stock.

         8. RANK. The Class A Preferred Stock shall rank senior upon liquidation, dissolution or winding up to all Junior Securities, whenever issued. The Class A Preferred Stock shall rank junior as to dividends and upon liquidation, dissolution or winding up to all Senior Securities, whenever issued.

         9. CERTIFICATES. So long as any shares of the Class A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

        10.   DEFINITIONS.

         "Certificate of Designation" means this Amended and Restated Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class A Preferred Stock.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company.

         "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

         "Class A Preferred Stock" means the Corporation's Class A 5% Non-Cumulative Preferred Stock, $1.00 par value per share.

         "Class B Common Stock" means the Corporation's Class B

Common Stock, $1.00 par value per share.

         "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

         "Class C Preferred Stock" means the Corporation's Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share, as in effect the date hereof.

         "Common Stock" means the Class A Common Stock and Class B Common Stock.

         "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than Senior Securities.

         "Liquidation Value" of any share of Class A Preferred Stock shall be seventy dollars per share. ($70.00).

         "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Senior Exchangeable Preferred Stock" means the Corporation's 12 1/4% Cumulative, Senior Exchangeable Preferred Stock Mandatorily Redeemable 2008, $1.00 par value per share.

         "Senior Securities" means the Senior Exchangeable Preferred Stock and each class or series of preferred stock of the Corporation which is established by the Board of Directors after the date this Certificate of Designation is filed with the Secretary of State of the State of Oklahoma, the terms of which expressly provide that such class or series shall rank senior to the Class B Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding up of the Corporation.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

         11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class A Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett R. Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 20th day of January, 1998.

                                       By: EVERETT R. DOBSON
                                          -------------------------------
                                           Everett R. Dobson
                                           President

ATTEST:

STEPHEN T. DOBSON
-------------------------
Stephen T. Dobson
Secretary

                                    EXHIBIT B

                        OFFICE OF THE SECRETARY OF STATE
                                STATE OF OKLAHOMA

                  [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                           CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation of

                        DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State               Filed in the City of Oklahoma City
of Oklahoma -- 1907]                   this 21st day of January, 1998.

                                       TOM COLE
                                       Secretary of State

                                       By:  BETH GARNER

                        DOBSON COMMUNICATIONS CORPORATION

                              AMENDED AND RESTATED
                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                       RELATIVE AND OTHER SPECIAL RIGHTS,
                      AND QUALIFICATIONS, LIMITATIONS, AND
                       RESTRICTIONS OF CLASS B CONVERTIBLE
                                 PREFERRED STOCK

                          ----------------------------

                  Pursuant to Title 18, Section 1032(G) of the
                General Corporation Act of the State of Oklahoma

                          ----------------------------


         DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and as authorized by the unanimous consent of the holders of all classes and series of the Corporation's capital stock, the Board of Directors does hereby amend and restate the designations, preferences and relative and other special rights, qualifications, limitations and restrictions of the Corporations authorized Class B Convertible Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, as follows:

         1. DESIGNATION. The designation of such class is "Class B Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class B Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of Class B Preferred Stock and shares of Class B Preferred Stock subject to outstanding rights and options, if any. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 9 hereof.

         2. DIVIDENDS. (a) The holders of shares of Class B Preferred Stock, in preference to the holders of the Junior Securities, shall be entitled to receive, out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Class B Preferred Stock shall accrue on a daily basis at the Applicable Rate on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon from the date of issuance to the end of the immediately preceding calendar year and shall be payable as provided in subparagraph (b) of this Section 2. Accrued but unpaid dividends will be compounded annually on December 31 of each year (each a "dividend date") (the initial such calculation to be made at the Applicable Rate for the number of days elapsed from the date of issue of the Class B Preferred Stock to and including the 31st day of December,
1997). Such dividends shall commence to accrue on each share of Class B Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Class B Preferred Stock pursuant to this Section 2 in connection with the sale, redemption or repurchase of any Class B Preferred Stock which may occur prior to December 31 of any year, the Applicable Rate for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365.

         (b) Subject to any applicable prohibition on the payment of dividends in the Financing Agreement, dividends accrued on each outstanding share of Class B Preferred Stock may be paid when, as and if declared by the Board of Directors. Further, upon the earliest to occur of (i) the conversion of Class B Preferred Stock into Class A Common Stock pursuant to Section 5 hereof, (ii) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (iii) a merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent, (iv) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, and (v) the consummation of a Public Offering of the Corporation's Common Stock, each holder of Class B Preferred Stock shall be entitled to receive dividends on each share of the Class B Preferred Stock then held by such holder (including shares of Class B Preferred Stock to be converted to Common Stock effective upon such Public Offering) in an amount equal to the accumulated and unpaid dividends on such Class B Preferred Stock from the date of issuance to the date of such payment (as used in this

Section 2, the "Accrued Dividend"). The Accrued Dividend shall be paid in cash.

         (c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class B Preferred Stock held by each holder.

         (d) Except as otherwise may be specifically provided in this Certificate of Designation, the Purchase Agreement or the Shareholders' Agreement, so long as any shares of Class B Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends or make any other distribution on or redeem any Junior Securities and will not permit any Subsidiary or other Affiliate to redeem, purchase or otherwise acquire for value, or set apart for any sinking or other analogous fund for the redemption or purchase of, any Junior Securities.

         3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class B Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities but after any distribution to the holders of Senior Securities , the aggregate Liquidation Value of all shares of Class B Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class B Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         (b) Holders of Class B Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

         (c) The assets available for distribution pursuant to this Section 3 shall be determined by applicable law and prior to payment of any liquidation preference the Corporation shall first satisfy its outstanding obligations concerning rights, if any, of holders of Class B Preferred Stock which have been exercised to have purchased, redeemed or otherwise retired any capital stock.

         (d) The merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation may be deemed by the holders of the Class B Preferred Stock to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3. In the event of such merger, consolidation or sale of substantially all of the Company's assets, the holders of shares of Class B Preferred Stock shall have the right to preference in the merger or consolidation or upon the distribution of assets as provided in this Section 3, or alternatively at such holder's election, shall have the right to convert to shares of Class A Common Stock and receive distribution of assets as holders of Class A Common Stock as provided in
Section 5 hereof.

         (e) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (other than solely cash and/or publicly traded securities) with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding voting separately) to ensure that each of the holders of Class B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Class A Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B Preferred Stock into Class A Common Stock immediately prior to the Organic Change or, if the Organic Change is to be deemed a liquidation pursuant to subsection 3(d), the preference upon distribution of assets as provided in this Section 3. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding) to ensure that the provisions of Section 5 hereof shall thereafter be applicable to the Class B Preferred Stock and to the shares of stock, securities or assets received by each holder upon such Organic Change (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Class A Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Class A Common Stock acquirable and receivable upon conversion of Class B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Class B Preferred Stock then outstanding voting separately), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         (f) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of an involuntary proceeding, whichever is earliest, give each holder of shares of Class B Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Class B Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Class B Preferred Stock of such material change.

         (g) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice referred to in subparagraph (f) above or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Class B Preferred Stock voting as a single class.

         (h) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to such valuation, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Common Stock and Class B Preferred
Stock voting separately). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Common Stock and Class B Preferred Stock of the appraiser's valuation.

         4. VOTING. (a) Except as otherwise required by law or as set forth herein and subject to the rights of any class or series of preferred stock which may from time to time come into existence hereafter, the shares of the Class B Preferred Stock shall vote together with the shares of the Corporation's Class A Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation's Class A Common Stock, upon the following basis: each holder of shares of Class B Preferred Stock shall be entitled to such number of votes for the Class B Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Class A Common Stock into which his shares of Class B Preferred Stock are convertible, in accordance with the terms of Section 5 hereof, immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

         (b) In the election of directors, two (2) directors shall be elected by the holders of the Class B Preferred Stock voting as a separate class, subject to compliance with any applicable provisions of the Shareholders' Agreement.

         (c) As long as at least 50% of the shares of Class B Preferred Stock purchased pursuant to the Purchase Agreement remain outstanding, the holders of shares of Class B Preferred Stock also shall have the following voting rights:

         (i) The affirmative vote of the holders of a majority of the outstanding shares of Class B Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (t) authorize or increase the authorized number of shares of, or issue, any class or series of the Corporation's capital stock ranking prior to, or on a parity with, the Class B Preferred Stock, including shares of Class B Preferred Stock authorized pursuant to this Certificate of Designation and issued after the date of original issuance of the Class B Preferred Stock, or (u) amend, repeal or change, directly or indirectly, any of the provisions of the Certificate of Incorporation of the Corporation, as amended, in any manner which would alter or change the powers, preferences or special rights of the shares of Class B Preferred Stock so as to affect them adversely, or (v) authorize or effect the sale of all or substantially all of the assets of the Corporation, or (w) authorize or effect the merger or consolidation of the Corporation with any other Person as the result of which the shareholders of the Corporation shall own less than 50.1% of the voting securities of the surviving corporation or its parent, or (x) authorize or effect the liquidation (whether complete or partial), dissolution or winding up of the Corporation, or (y) amend the Bylaws of the Corporation to change the authorized number of directors, or (z) amend this Section 4.

         (ii) The rights of holders of shares of Class B Preferred Stock to vote or take any other actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose. At each meeting of stockholders at which the holders of shares of Class B Preferred Stock shall have the right, voting separately as a single series, to take any action as provided in this Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Class B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Class B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Class B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

         5.   CONVERSION RIGHTS.

         (a)  CONVERSION PROCEDURE.

              (i) At any time and from time to time, any holder of Class B Preferred Stock may convert all or any portion of the Class B Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class B Preferred Stock to be converted into Class A Common Stock and (y) a fraction the numerator of which is $100.00 and the denominator is the Conversion Price then in effect.

              (ii) Each conversion of Class B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B Preferred Stock to be converted have been surrendered at the principal office of the Corporation or at such other place as may be designated by the Corporation. At such time as such conversion has been effected, the rights of the holder of such Class B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

              (iii) The conversion rights of any share of Class B Preferred Stock repurchased by the Corporation pursuant to the Shareholders' Agreement shall terminate on the date the repurchase price for such share is paid in full.

              (iv) Notwithstanding any other provision hereof, if a conversion of shares is to be made in connection with a Public Offering, the conversion of such shares may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

              (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (y) below), the Corporation shall deliver to the converting holder:

         (y) a certificate or certificates representing, in the aggregate, the number of shares of Class A Common Stock issuable by reason of such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder has specified; and

         (z) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

              (vi) The issuance of certificates of shares of Class A Common Stock upon conversion of Class B Preferred Stock shall be made without charge to the holders of such Class B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class A Common Stock. Upon conversion of any shares of Class B Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Class A Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

              (vii) The Corporation shall not close its books against the transfer of Class B Preferred Stock or of Class A Common Stock issued or issuable upon conversion of Class B Preferred Stock in any manner which interferes with the timely conversion of Class B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Class B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Class B Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

              (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Preferred Stock, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding Class B Preferred Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

         (b)  CONVERSION PRICE.

              (i) The initial conversion price shall be $100.00, which may be adjusted from time to time hereafter (the "Conversion Price"). If and whenever on or after the original date of issuance of the Class B Preferred Stock the Corporation issues or sells, or in accordance with Section 5(c) is deemed to have issued or sold, any shares of its Common Stock or other capital stock convertible into Common Stock (other than Permitted Issuances) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Section 5(c) below) by the Corporation upon such issue or sale, (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding the foregoing, if a Texas 2 Event occurs prior to March 19, 1999, the then Conversion Price shall be adjusted to an amount equal to 100.45% of the then Conversion Price.

         (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 5(b), the following shall be applicable:

         (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any rights or options, other than Permitted Issuances, to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES")and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such convertible Securities shall be deemed to be outstanding and to have been issued and sold by the corporation at the time of the granting of such Options for such price per share.
         For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH
         COMMON STOCK IS ISSUABLE" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof (such amount is the consideration "deemed received" for purposes of Section 5(b) above), by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof (such amount is the consideration "deemed received" for purposes of Section 5(b) above), by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         (iii) CHANGE IN OPTION PRICE OR CONVERSION PRICE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Class B Preferred Stock.

         (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split or otherwise), one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

         (e) CERTAIN EVENTS. If an event not specifically enumerated in this
Section 5 occurs which has substantially the same economic effect on the Class B Preferred Stock as those specifically enumerated shall occur, then this Section 5 shall be construed liberally, MUTATIS MUTANDIS, in order to give the Class B Preferred Common Stock the benefit of the protections provided under this
Section 5. The Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class B Preferred Stock; provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Class A Common Stock issuable upon conversion of each share of Class B Preferred Stock.

         (f)  NOTICES.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Class B Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation shall also give written notice to the holders of Class B Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

         6. STATUS OF REACQUIRED SHARES. Shares of Class B Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class B Preferred Stock.

         7. RANK. The Class B Preferred Stock shall rank senior as to dividends and upon liquidation, dissolution or winding up to all Junior Securities, whenever issued. The Class B Preferred Stock shall rank junior as to dividends and upon liquidation dissolution or winding up, to all Senior Securities, whenever issued.

         8. CERTIFICATES. So long as any shares of the Class B Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

         9.       DEFINITIONS.

                   "Affiliate" shall have the meaning given such term in the Purchase Agreement.

                  "Applicable Rate" means 8% per annum, except during any period a Noncompliance Event exists, the Applicable Rate shall mean 15% per annum.

                   "Certificate of Designation" means this Amended and Restated Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class B Preferred Stock.

                   "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as amended.

                   "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

                  "Class A Preferred Stock" means the Corporation's Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share.

                   "Class B Common Stock" means the Corporation's Class B Common Stock, $1.00 par value per share.

                  "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

                  "Class C Preferred Stock" means the Corporation's Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share.

                   "Common Stock" means the Class A Common Stock and Class B Common Stock.

                   "Conversion Price" shall have the meaning set forth in
Section 5(b) hereof.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion of the Class B Preferred Stock, plus the number of shares of Common Stock deemed to be outstanding with respect to Options or Convertible Securities whether or not the Options are actually exercisable at such time.

                   "DCC" means Dobson CC Limited Partnership, an Oklahoma limited partnership.

                  "Financing Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 26, 1997, between CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, the other Banks listed therein, the Corporate Borrowers listed therein or any credit agreement evidencing a senior debt facility which replaces the facility evidenced by such Second Amended and Restated Credit Agreement.

                  "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than Senior Securities.

                  "Liquidation Value" of any share of Class B Preferred Stock shall be One Hundred Dollars ($100.00).

                  "Noncompliance Event" shall have the meaning given such term in the Purchase Agreement.

                   "Organic Change" shall have the meaning set forth in
Section 3(e) hereof.

                  "Permitted Issuances" means the issuance to key employees of the Corporation or any Subsidiary acceptable to the holders of Class B Preferred Stock of options to purchase an aggregate of 30,166 shares of Class B Common Stock in the amounts, at the price and on other terms and conditions acceptable to the holders of Class B Preferred Stock and the issuance of Class B Common Stock pursuant to the exercise of such options.

                  "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

                  "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

                  "Purchase Agreement" means that certain Securities Purchase Agreement dated as of March 19, 1996, among the purchasers named therein and Dobson Operating Company (formerly known as Dobson Communication
Corporation), as amended by that certain Amendment No.1 to Securities Purchase Agreement dated as of February 26, 1997, as it may be amended from time to time.

                  "Senior Exchangeable Preferred Stock" means the
Corporation's 12 1/4% Cumulative, Senior Exchangeable Preferred Stock Mandatorily Redeemable 2008, $1.00 par value per share.

                  "Senior Securities" means the Senior Exchangeable Preferred Stock and each class or series of preferred stock of the Corporation which is established by the Board of Directors after the date this Certificate of Designation is filed with the Secretary of State of the State of Oklahoma, the terms of which expressly provide that such class or series shall rank senior to the Class B Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding up of the Corporation.

                  "Shareholders' Agreement" means that certain Shareholders' Agreement dated as of February 24, 1997 among this Corporation and the shareholders of this Corporation, as it may be amended from time to time.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

                  "Texas 2 Event" shall have the meaning set forth in the Securities Purchase Agreement.

         10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class B Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Everett R. Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 20th day of January, 1998.

                                       By:  EVERETT R. DOBSON
                                            -----------------
                                            Everett R. Dobson
                                            President

ATTEST:

STEPHEN T. DOBSON
-------------------------
Stephen T. Dobson
Secretary

                                    EXHIBIT C

                        OFFICE OF THE SECRETARY OF STATE
                                STATE OF OKLAHOMA

                  [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                           CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation of

                        DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State            Filed in the City of Oklahoma City
of Oklahoma -- 1907]                this 21st day of January, 1998.

                                    TOM COLE
                                    Secretary of State

                                    By: BETH GARNER

                        DOBSON COMMUNICATIONS CORPORATION

                              AMENDED AND RESTATED
                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                       RELATIVE AND OTHER SPECIAL RIGHTS,
                      AND QUALIFICATIONS, LIMITATIONS, AND
                     RESTRICTIONS OF CLASS C PREFERRED STOCK

                          ----------------------------

                  Pursuant to Title 18, Section 1032(G) of the
                General Corporation Act of the State of Oklahoma

                          ----------------------------


         DOBSON COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Act of the State of Oklahoma, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and as authorized by the unanimous consent of the holders of all classes and series of the Corporation's capital stock, the Board of Directors does hereby amend and restate the designations, preferences and relative and other special rights, qualifications, limitations and restrictions of the Corporations authorized Class C Preferred Stock, $1.00 par value per share, consisting of 100,000 shares, as follows:

         1. DESIGNATION. The designation of such class is "Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Class C Preferred Stock"), and the number of shares constituting such class shall be 100,000, which number may not be decreased or increased by the Board of Directors without a vote of stockholders. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in
Section 10 hereof.

         2. DIVIDENDS. (a) The holders of shares of Class C Preferred Stock, in preference to the holders of the Junior

Securities, shall be entitled to receive, out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Class C Preferred Stock shall accrue on a daily basis at the Applicable Rate on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon from the date of issuance to the end of the immediately preceding calendar year and shall be payable as provided in subparagraph (b) of this Section 2. Accrued but unpaid dividends will be compounded annually on December 31 of each year (each a "dividend date") (the initial such calculation to be made at the Applicable Rate for the number of days elapsed from the date of issue of the Class C Preferred Stock to and including the 31st day of December, 1997). Such dividends shall commence to accrue on each share of Class C Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Class C Preferred Stock pursuant to this Section 2 in connection with the sale, redemption or repurchase of any Class C Preferred Stock which may occur prior to December 31 of any year, the Applicable Rate for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365.

         (b) Subject to any applicable prohibition on the payment of dividends in the Financing Agreement, dividends accrued on each outstanding share of Class C Preferred Stock may be paid when, as and if declared by the Board of Directors. Further, upon the earliest to occur of (i) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (ii) a merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent, (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, and (iv) the consummation of a Public Offering of the Corporation's Common Stocks (each a "Trigger Event"), each holder of Class C Preferred Stock shall be entitled to receive dividends on each share of the Class C Preferred Stock then held by such holder in an amount equal to the accumulated and unpaid dividends on such Class C Preferred Stock from the date of issuance to the date of such payment (as used in this Section 2, the "Accrued Dividend"). The Accrued Dividend shall be paid in cash.

         (c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class C Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class C Preferred Stock held by each holder.

         3. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Class C Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash, before any distribution is made on any Junior Securities but after any distribution to the holders of Senior Securities, the aggregate Liquidation Value of all shares of Class C Preferred Stock held by such holder plus an amount equal to the Accrued Dividend, whether or not declared to the date of such payment. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Class C Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Incorporation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Class C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         (b) Holders of Class C Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

         (c) The assets available for distribution pursuant to the Section 3 shall be determined by applicable law.

         (d) The merger or consolidation of the Corporation into or with another corporation in which the shareholders of this Corporation shall own less than 50% of the voting securities of the surviving corporation or its parent or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation may be deemed by the holders of the Class C Preferred Stock to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3. In the event of such merger, consolidation or sale of substantially all of the Company's assets, the holders of shares of Class C Preferred Stock shall have the right to preference in the merger or consolidation or upon the distribution of assets as provided in this Section.

         (e) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall within ten (10) days after the date of the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or twenty
(20) days after the commencement of an involuntary proceeding, whichever is earliest, give each holder of shares of Class C Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Class C Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Class C Preferred Stock of such material change.

         (f) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice referred to in subparagraph (e) above or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Class B Preferred Stock voting as a single class.

         (g) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Class B Preferred Stock, Class C Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to such valuation, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Common Stock and by the holders of a majority of the outstanding shares of Class B Preferred Stock voting as separate classes). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Common Stock, Class B Preferred Stock and Class C Preferred Stock of the appraiser's valuation.

         4. VOTING. Except as otherwise required by law, the holders of the Class C Preferred Stock shall have no voting powers whatsoever, and no holder of Class C Preferred Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors of the shareholders.

         5. CONVERSION RIGHTS. Except as otherwise required by law, the holders of Class C Preferred Stock shall have no rights of conversion of the Class C Preferred Stock into any other class of preferred or common stock.

         6. REDEMPTION. (a) At any time, the Class C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by vote of its Board of Directors, at any time or from time to time, at the Liquidation Value thereof plus an amount equal to the sum of the Accrued Dividends thereon, whether or not declared to the date of such payment. In case of the redemption of a part of the outstanding Class C Preferred Stock, such redemption shall be allocated among the holders of the Class C Preferred Stock in proportion to each holders ownership.

         (b) Upon the earlier to occur of a Trigger Event or February 28, 2002, the Corporation shall redeem all the outstanding shares of Class C Preferred Stock at the Liquidation Value thereof plus an amount equal to the sum of the Accrued Dividend thereof, whether or not declared to the date of payment.

         (c) At least 30 days prior to the date fixed for redemption, a written notice shall be provided to each holder of record of Class C Preferred Stock to be redeemed. Such notice shall provide the date fixed for redemption, and call upon such holder to surrender to the Corporation on such date fixed the certificate or certificates representing the number of shares to be redeemed. On the date fixed for redemption, each holder of Class C Preferred Stock to be redeemed shall present and surrender the certificate or certificates representing such shares to the Corporation. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         7. STATUS OF REACQUIRED SHARES. Shares of Class C Preferred Stock which have been issued and reacquired in any manner shall have the status of authorized and unissued shares of Class C Preferred Stock.

         8. RESTRICTIONS. So long as any shares of Class C Preferred Stock are outstanding, no dividends or distributions shall be made on or in respect of any Junior Securities and no Junior Securities shall be purchased or redeemed directly or indirectly by the Corporation or any Subsidiary without the prior written consent of the holders of a majority of the outstanding shares of Class C Preferred Stock.

         9. RANK. The Class C Preferred Stock shall rank senior upon liquidation, dissolution or winding up to all Junior Securities, whenever issued. The Class C Preferred Stock shall rank junior, as to dividends and upon liquidation, dissolution or winding up, to all Senior Securities whenever issued.

         10. CERTIFICATES. So long as any shares of the Class C Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

         11.      DEFINITIONS.

                  "Applicable Rate" means 8% per annum.

                  "Certificate of Designation" means this Amended and Restated Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of the Class C Preferred Stock.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company.

                  "Class A Common Stock" means the Corporation's Class A Common Stock, $1.00 par value per share.

                  "Class B Common Stock" means the Corporation's Class B Common Stock, $1.00 par value per share.

                  "Class B Preferred Stock" means the Corporation's Class B Preferred Stock, $1.00 par value per share.

                  "Class C Preferred Stock" means the Corporation's Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share, as in effect the date hereof.

                  "Common Stock" means the Class A Common Stock and Class B Common Stock.

                  "Financing Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 26, 1997, between CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, the other Banks listed therein, and the Corporate Borrowers listed therein, or any credit agreement evidencing a senior debt facility which replaces the facility evidenced by such Second Amended and Restated Credit Agreement.

                  "Junior Securities" means any of the Corporation's Common Stock and all other equity securities of the Corporation other than Senior Securities.

                  "Liquidation Value" of any share of Class C Preferred Stock shall be $16.23329.

                  "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

                  "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

                  "Senior Exchangeable Preferred Stock" means the
Corporation's 12 1/4% Cumulative, Senior Exchangeable Preferred Stock Mandatorily Redeemable 2008, $1.00 par value per share.

                  "Senior Securities" means the Senior Exchangeable Preferred Stock and each class or series of preferred stock of the Corporation which is established by the Board of Directors after the date this Certificate of Designation is filed with the Secretary of State of the State of Oklahoma, the terms of which expressly provide that such class or series shall rank senior to the Class C Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding up of the Corporation.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

         12. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Class C Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

         IN WITNESS WHEREOF, the Corporation has caused this

Certificate to be signed by Everett R. Dobson, its President, and attested to by Stephen T. Dobson, its Secretary this 20th day of January, 1998.

                                       By:  EVERETT R. DOBSON
                                            -----------------
                                            Everett R. Dobson
                                            President

ATTEST:

STEPHEN T. DOBSON
-------------------------
Stephen T. Dobson
Secretary

                                    EXHIBIT D

                        OFFICE OF THE SECRETARY OF STATE
                                STATE OF OKLAHOMA

                  [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]

                           CERTIFICATE OF DESIGNATION

WHEREAS, the Certificate of Designation of

                        DOBSON COMMUNICATIONS CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

[Great Seal of the State            Filed in the City of Oklahoma City
of Oklahoma -- 1907]                this 21st day of January, 1998.

                                    TOM COLE
                                    Secretary of State

                                    By:  BETH GARNER

                        DOBSON COMMUNICATIONS CORPORATION

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                        OPTIONAL AND OTHER SPECIAL RIGHTS
                          OF 12 1/4% SENIOR EXCHANGEABLE
                       PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                    -----------------------------------------

                  Pursuant to Title 18, Section 1032(G) of the
                General Corporation Act of the State of Oklahoma

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                  Dobson Communications Corporation, a corporation organized and existing under the General Corporation Act of the State of Oklahoma (the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the "Board of Directors") by its Amended and Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Title 18, Section 1032(G) of the General Corporation Act of the State of Oklahoma, said Board of Directors with full power and authority to act on behalf of the Board of Directors, acting by written consent dated January 20, 1998, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 12 1/4% Senior Exchangeable Preferred Stock, par value $1.00 per share, with a liquidation preference of $1,000 per share, consisting of 550,000 shares, having the designations, voting power, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows (the terms used herein, unless otherwise defined herein, are used herein as defined in paragraph (n) hereof):

                  (a) DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "12 1/4% Senior Exchangeable Preferred Stock". The number of shares constituting such series shall be 550,000 shares of 12 1/4% Senior Exchangeable Preferred Stock, consisting of an initial issuance of 175,000 shares of 12 1/4% Senior Exchangeable Preferred Stock plus additional shares of such Preferred Stock which may be issued to pay dividends on such Preferred Stock if the Company elects to pay dividends in additional shares of such Preferred Stock (collectively, the "Original Preferred Stock"), plus registered shares of 12 1/4% Senior Exchangeable Preferred Stock which may be issued in the Preferred Stock Exchange Offer (the "Registered Preferred Stock") plus additional shares of Preferred Stock which may be issued to pay dividends on the Registered Preferred Stock (collectively, with the Original Preferred Stock and the Registered Preferred Stock, the "Preferred Stock"). The liquidation preference of the Preferred Stock shall be $1,000 per share.

                  (b) RANK. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to (A) all classes of common stock of the Company, (B) the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock and to (C) each other class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with all classes of common stock of the Company, as the "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which have been approved by the Holders of the Preferred Stock in accordance with subparagraph (f)(ii) hereof and which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

                  (c) DIVIDENDS. (i) Beginning on the Closing Date, the Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Preferred Stock at a rate per annum equal to 12 1/4% of the liquidation preference per share, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Closing Date. On and before January 15, 2003, the Company may pay dividends, at its option, in cash or in additional fully paid and nonassessable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After January 15, 2003, dividends may be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment

Date after January 15, 2003 is not declared or paid in full in cash (or on or prior to January 15, 2003, in cash or Preferred Stock) on such Dividend Payment Date, the amount of accrued and unpaid dividends will bear interest at the dividend rate on the Preferred Stock, compounding quarterly, until declared and paid in full. Each distribution in the form of a dividend (whether in cash or in additional shares of Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record date, not less than 10 nor more than 60 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Preferred Stock on the Exchange Date (as defined in paragraph (g)(i)(A) hereof) or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

                  (ii) Notwithstanding anything else provided herein, if the Company fails to consummate a Preferred Stock Exchange Offer and cause a shelf registration statement with respect to resales of the Preferred Stock to become effective in accordance with the Registration Rights Agreement dated the Closing Date on or prior to six months after the Closing Date, the dividend rate on the Preferred Stock will increase 0.5% per annum to 12 3/4% per annum of liquidation preference per share of Preferred Stock from July 22, 1998, payable in additional shares of Preferred Stock quarterly in arrears on each Dividend Payment Date, commencing October 15, 1998 until (i) such Preferred Stock Exchange Offer is consummated or (ii) such shelf registration statement with respect to resales of the Preferred Stock is declared effective in accordance with the Registration Rights Agreement dated the Closing Date.

                  (iii) All dividends paid with respect to shares of the Preferred Stock pursuant to paragraph (c)(i) hereof shall be paid pro rata to the Holders entitled thereto.

                  (iv) Dividends that are in arrears and unpaid for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously shall be declared and paid in full or declared and, if payable in cash, a sum in cash shall be set apart sufficient for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If full dividends are not paid, as aforesaid, upon the shares of the Preferred Stock, all dividends declared upon shares of the Preferred Stock and any other Parity Securities shall be declared PRO RATA so that the amount of dividends declared per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such Parity Securities bear to each other.

                  (vi) (A) Holders of shares of Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                  (B) So long as any shares of Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than distributions or dividends in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (or options, warrants or other rights to acquire such Junior Securities) permitted under clause (ii) of the second paragraph in subparagraph (m)(4) hereof), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith have been paid in full on the Preferred Stock.

                  (C) So long as any shares of the Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith on the Preferred Stock have been paid in full.

                  (vii) Dividends payable on shares of the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                  (d) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, Holders of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made on or any assets distributed to the holders of any of the Junior Securities, including, without limitation, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the Holders of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, a merger, consolidation or sale, of all or substantially all of the assets of the Company that complies with the provisions under subparagraph (m)(9) shall not be deemed to be a liquidation, dissolution or winding-up of the Company.

                  (e) REDEMPTION. (i) OPTIONAL REDEMPTION. (A) The Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at any time on or after January 15, 2003, at the Company's option, in whole or in part, in the manner provided in subparagraph (e)(iii), at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, but subject to the right of Holders of Preferred Stock on a record date to receive dividends on a Dividend Payment Date), if redeemed during the 12-month period beginning January 15 of each of the years set forth below.

                  YEAR                                               PERCENTAGE
                  ----                                               ----------
                  2003  ..........................................    106.125%
                  2004  ..........................................    104.084%


                  2005  ..........................................    102.042%
                  2006 and thereafter ............................    100.000%

PROVIDED that no optional redemption pursuant to this subparagraph (e)(i)(A) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date, and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, shall have been, or immediately prior to the Redemption Date are, declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date on the outstanding shares of such Preferred Stock.

                  (B) In addition, on or prior to January 15, 2001, the Company may redeem Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all Preferred Stock originally issued on the Closing Date, at a redemption price equal to 112.250% of the liquidation preference, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, but subject to the right of Holders of Preferred Stock on a record date to receive dividends due on a Dividend Payment Date), with the proceeds of any sale of its common stock; PROVIDED that such Redemption Date occurs within 180 days after consummation of such sale and at least $113 million aggregate liquidation preference of Preferred Stock remains outstanding after each such redemption, and PROVIDED FURTHER that no optional redemption pursuant to this subparagraph (e)(i)(B) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been, or immediately prior to the Redemption Date are, declared and paid in full in cash or declared and a sum set apart sufficient for such payment in full in cash on the Redemption Date on the outstanding shares of the Preferred Stock.

                  (C) In the event of a redemption pursuant to paragraph
(e)(i) hereof of only a portion of the then outstanding shares of the Preferred Stock, the Company shall effect such redemption as it determines, PRO RATA according to the number of shares held by each Holder of Preferred Stock, PROVIDED that the Company may redeem such shares held by any Holder of fewer than 100 shares of Preferred Stock without regard to such PRO RATA redemption requirement, or by lot, in each case, as may be determined by the Company in its sole discretion.

                  (ii) MANDATORY REDEMPTION. On January 15, 2008, the

Company shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

                  (iii) PROCEDURES FOR REDEMPTION. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as the same appears on the stock register of the Company, PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (1)  whether the redemption is pursuant to subparagraph
         (e)(i)(A), (e)(i)(B) or (e)(ii) hereof;

                  (2)  the redemption price;

                  (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

                  (4) the number of shares of Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                  (5)  the date fixed for redemption;

                  (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, its certificate or certificates representing the shares of Preferred Stock to be redeemed; and

                  (7) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                  (B) Each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice and on the Redemption Date. The full redemption price for such shares of Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the redemption price, without interest.

                  (f) VOTING RIGHTS. (i) The Holders of shares of the Preferred Stock, except as otherwise required under Oklahoma law or as set forth in paragraphs (f)(ii), (f)(iii) and (f)(iv) hereof, shall not be entitled or permitted to vote on any general corporate matters.

                  (ii) (A) So long as any shares of the Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or, notwithstanding any contrary provision of the Amended and Restated By-Laws of the Company (the "By-Laws"), written consent of Holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that, without the approval of Holders of the Preferred Stock, the Company may issue shares of Senior Securities in exchange for, or the proceeds of which are used to redeem or repurchase (1) all (but not less than all) shares of Preferred Stock then outstanding or (2) indebtedness of the Company.

                  (B) So long as any shares of the Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights (including, without limitations, the covenants described in paragraph (m)), preferences, privileges or voting rights of Holders of Preferred Stock, or authorize the issuance of any additional shares of Preferred Stock, without the affirmative vote or, notwithstanding any contrary provisions of the By-Laws, written consent of Holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. The Holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Certificate of Designation.

                  (C) Except as set forth in subparagraph (f)(ii) hereof, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Preferred Stock and shall not, unless not complying with subparagraph (f)(ii) hereof, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock.

                  (iii) (A) If (1) dividends on the Preferred Stock are in arrears and unpaid (and, with respect to dividends that become payable after January 15, 2003, are not paid in cash) for four quarterly periods (whether or not consecutive); (2) the Company fails to discharge any redemption obligation with respect to the Preferred Stock; (3) the Company fails to make an Offer to Purchase (and complete such purchase of) all of the outstanding shares of Preferred Stock following a Change of Control, if such Offer to Purchase is required to be made pursuant to paragraph (h) hereof; (4) the Company breaches or violates one of the provisions set forth in paragraph (m) hereof and the breach or violation continues for a period of 30 consecutive days or more after notice thereof to the Company by Holders of 25% or more of the shares of the Preferred Stock then outstanding; or (5) there occurs with respect to any issue or issues of Indebtedness of the Company and/or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of the Company and/or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default, then the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of the majority of the then outstanding shares of Preferred Stock, voting separately as one class, to elect two directors. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Each event described in clauses (1), (2), (3), (4) and (5) of this subparagraph (f)(iii)(A) is a "Voting Rights Triggering Event." Within 15 days of the time the Company becomes aware of the occurrence of any default referred to in clause (4) or
(5) of this subparagraph (f)(iii)(A), the Company shall give written notice thereof to the Holders.

                  (B) The right of the Holders of Preferred Stock voting separately as one class to elect two directors as described in subparagraph
(f)(iii)(A) shall continue until such time as (1) in the event such right arises due to a default referred to in clause (1) of the preceding paragraph, all accumulated dividends that are in arrears on the Preferred Stock and that gave rise to such default are paid in full (and, in the case of dividends payable after January 15, 2003, paid in cash); and (2) in the event such right arises due to any default referred to in clause (2), (3), (4) or (5) of the preceding paragraph, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to subparagraph (f)(iii)(A) hereof shall terminate and the number of directors constituting the board of directors shall be reduced to the number necessary to reflect the termination of the right of the Holders of the Preferred Stock to elect directors, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event.

                  At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to subparagraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Preferred Stock for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 30 days after personal service of said written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this subparagraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this subparagraph (f)(iii)(B).

                  (C) At any meeting held for the purpose of electing directors at which the Holders of Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of the Preferred Stock may be filled by the remaining director elected by such Holders unless and until such vacancy shall be filled by such Holders.

                  (iv) In any case in which the Holders of shares of the Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Oklahoma law, each Holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock held. Any action that may be taken hereunder by the Holders of the Preferred Stock at a meeting may be taken by written consent of a majority of the Holders of such Preferred Stock.

                  (g) EXCHANGE. (i) REQUIREMENTS. (A) The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the outstanding Preferred Stock, including any Preferred Stock issued as payment for dividends, into Exchange Debentures, subject to the conditions set forth in this subparagraph (g)(i)(A). In order to effect such exchange, the Company shall (a) if necessary to satisfy the condition set forth in clause (II) of this subparagraph (g)(i)(A) based upon the written advice of counsel to the Company, file a registration statement with the Commission relating to the exchange, and (b) if a registration statement is filed with the Commission pursuant to clause (a), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (II) of this subparagraph (g)(i)(A) shall have been subsequently delivered. In order to effectuate such exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of shares of Preferred Stock, which notice shall state: (v) that the Company is exchanging the Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this subparagraph
(g)(i)(A)); (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Preferred Stock to be exchanged; (y) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (z) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) through (VI) of this subparagraph (g)(i)(A) are satisfied and the exchange is permitted under the Company's then outstanding indebtedness, the Company shall issue Exchange Debentures in exchange for the Preferred Stock as provided in subparagraph (g)(ii)(A), PROVIDED that on the Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Title 18, Sections 1032(B) and 1041 (or any successor provisions) of the Oklahoma General Corporation Act); (II) either (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act") prior to such exchange and shall continue to be in effect on the Exchange Date or (y) (i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each Holder that is not an Affiliate of the Company will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; (III) the Exchange Indenture shall have been duly executed by the Company and the trustee thereunder (the "Trustee") with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, (IV) the Exchange Indenture and the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; (V) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (VI) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of the exchange, regarding the satisfaction of the conditions set forth in clauses (I), (II), (III) and (IV). In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date or any of the conditions set forth in clauses (I) through (VI) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

                  (B) Upon any exchange pursuant to subparagraph (g)(i)(A) hereof, the Holders of outstanding Preferred Stock shall be entitled to receive a principal amount of Exchange Debentures for Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange Date) with respect to which, equals such amount; PROVIDED that the Company at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Exchange Debentures in respect of such dividends and PROVIDED FURTHER that the Company may, at the sole option of the Board of Directors, subject to the restrictions in the Senior Note Indenture and any of its other then-existing Indebtedness, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000.

                  (ii) PROCEDURE FOR EXCHANGE. (A) On or before the Exchange Date, each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates described in the Memorandum.

                  (B) If notice has been mailed as aforesaid, and if before the Exchange Date (1) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then dividends will cease to accrue on the Preferred Stock on and after the Exchange Date and the rights of the Holders of the Preferred Stock as stockholders of the Company shall cease on and after the Exchange Date (except the right to receive Exchange Debentures, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is less than $1,000), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the Exchange Date.

                  (h) CHANGE OF CONTROL. (i) Upon the occurrence of a Change of Control, the Company shall be required (subject to any contractual and other restrictions with respect thereto existing on the Closing Date and the legal availability of funds therefor) to make an Offer to Purchase (the "Change of Control Offer") to each Holder of Preferred Stock to repurchase all or any part of such Holder's Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date of purchase to the date of purchase) (the "Change of Control Payment"). Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer if any Indebtedness outstanding on the Closing Date which would prohibit such Change of Control Offer or any Indebtedness outstanding under the New Credit Facility Agreement or the New DOC Facility Agreement as such agreements are contemplated by the New Credit Facility Commitment Letter and the New DOC Facility Commitment Letter, respectively, is outstanding upon the occurrence of a Change of Control until such Indebtedness is repaid, redeemed or repurchased in full, in which case the date on which all such Indebtedness is so repaid, redeemed or repurchased will, under this Certificate of Designation, be deemed to be the date on which such Change of Control shall have occurred.

                  (ii) Within 30 days following any Change of Control, the Company shall mail a notice to such Holder stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Preferred Stock tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Change of Control Payment Date and all rights of the Holders of such Preferred Stock shall terminate on and after the Change of Control Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Preferred Stock repurchased.

                  (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (1) accept for payment shares of Preferred Stock tendered pursuant to the Offer to Purchase and (2) promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Change of Control Payment for such shares and (B) unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Offer to Purchase, dividends shall cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (iv) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

                  (i) CONVERSION OR EXCHANGE. The Holders of shares of Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

                  (j) PREEMPTIVE RIGHTS. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  (k) REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Oklahoma) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, PROVIDED that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

                  (l) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (m) CERTAIN ADDITIONAL PROVISIONS. (1) LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Closing Date); PROVIDED that the Company and any Restricted Subsidiary may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 8 to 1, for Indebtedness Incurred on or prior to December 31, 1998, or 7 to 1, for Indebtedness Incurred thereafter.

                  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $250 million; (ii) Indebtedness (A) to the Company evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted

Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (iv), (vi) or (ix) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses); PROVIDED that such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature or have a mandatory redemption or repurchase date prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Preferred Stock tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Senior Notes; (vi) Guarantees of Indebtedness of the Company by any Restricted Subsidiary; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of telecommunications network assets, equipment or inventory acquired by the Company or a Restricted Subsidiary after the Closing Date;
(viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times the sum of (x) the Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale of its Capital Stock (other than

Disqualified Stock), including the Preferred Stock, to a Person that is not a Subsidiary of the Company to the extent such Net Cash Proceeds have not been used pursuant to clause (C) (2) of the first paragraph, or clause (ix) of the second paragraph, of subparagraph (m)(4) to make a Restricted Payment and (y) 80% of the fair market value of property other than cash received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company; PROVIDED that such Indebtedness does not mature prior to the Mandatory Redemption Date; and (ix) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $25.0 million.

         (b) Notwithstanding any other provision of this subparagraph (m)(1), the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this subparagraph (m)(1), shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

         (c) For purposes of determining any particular amount of Indebtedness under this subparagraph (m)(1), Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this subparagraph (m)(1), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  (2) LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness would be pari passu with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

                  (3) LIMITATION ON LIENS. The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless effective provision is made to have the Exchange Debentures (if and when issued) secured equally and ratably with (or, if the Secured Indebtedness would be subordinated in right of payment to the Exchange Debentures, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                  (4) LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Junior Securities (other than (x) dividends or distributions payable solely in shares of its Junior Securities (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Junior Securities and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, PROVIDED that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, or (iii) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iii) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of subparagraph (m)(1), (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to subparagraph (m)(8) PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Certificate of Designation of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company (except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under subparagraph
(m)(1)) or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Mandatory Redemption
Date) PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (ix) of the second paragraph of this subparagraph (m)(4)) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary or (D) dividends on the Preferred Stock shall not have been paid in full as provided in this Certificate of Designation.

                  The foregoing provision shall not be violated by reason of:
(i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the repurchase, redemption or other acquisition of Junior Securities of the Company (or options, warrants or other rights to acquire such Junior Securities) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Junior Securities (other than Disqualified Stock) of the Company; (iii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; (iv) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions described in subparagraph (m)(9);
(v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Junior Securities of the Company to the extent necessary in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (vi) the purchase of shares of Fleet Investors Preferred Stock of the Company (or the Class A Common Stock into which the Class B Preferred Stock may be converted) pursuant to the exercise of the put rights granted to the Fleet Investors under the Shareholders' Agreement or any mandatory redemption provisions, in each case as in effect on the Closing Date; PROVIDED (a) after giving pro forma effect to any such purchase the Consolidated Leverage Ratio would be less than

7.5 to 1, and (b) if the event triggering the exercisability of the put rights constitutes a Change of Control, no such repurchase shall be made prior to the Company's repurchase of such Preferred Stock as is required to be repurchased pursuant to subparagraph (h); (vii) the declaration or payment of dividends on the Fleet Investors Preferred Stock (I) if after giving pro forma effect to any such dividend, the Consolidated Leverage Ratio would be less than 6 to 1 or (II) following a Public Equity Offering of Junior Securities; PROVIDED (A) the Net Cash Proceeds received by the Company in such Public Equity Offering is at least equal to $90 million and (B) the aggregate amount of dividends permitted to be made in any fiscal year of the Company under clause (iii) and this clause (vii) shall not exceed 6% of the Net Cash Proceeds received by the Company in the Public Equity Offering;
(viii) the purchase, redemption, retirement or other acquisition for value of Junior Securities of the Company, or options to purchase such shares, held by directors, employees or former directors or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Junior Securities or options were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Junior Securities or options after the Closing Date does not exceed $500,000 in any calendar year, or $1.5 million in the aggregate; (ix) Investments in any Person or Persons, the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $30 million plus an amount not to exceed the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding pursuant to clause (viii) of subparagraph (m)(1) or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clause (ii) or (x) of this paragraph, of this subparagraph (m)(4); or (x) the distribution on or with respect to the holders of the Company's Junior Securities of the Capital Stock of an Unrestricted Subsidiary; PROVIDED that, except in the case of clauses (i) and
(ii), no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than an exchange of Junior Securities for Junior Securities referred to in clause (ii) thereof) and the Net Cash Proceeds from any issuance of Junior Securities referred to in clause (ii) or Capital Stock referred to in clause (ix) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this subparagraph (m)(4) have been met with respect to any subsequent Restricted Payments.

                  (5) LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in this Certificate of Designation, the Bank Facility Agreement, the Senior Note Indenture or any other agreements in effect on the Closing Date, and any amendments, extensions, refinancings, renewals or replacements of such agreements; PROVIDED that, other than as contemplated in clause (vi) below, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this subparagraph
(m)(5), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Certificate of Designation or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such

Restricted Subsidiary; or (vi) contained in the terms of (A) the New DOC Facility Agreement or the New Credit Facility Agreement, PROVIDED any encumbrance or restriction that would prevent payments of dividends or other distributions to the Company to pay cash interest on the Exchange Debentures or cash dividends on the Preferred Stock applies on or prior to January 15, 2003, or applies thereafter only in the event of an event of default (other than an event of default resulting solely from a breach of a representation or warranty) under the New DOC Facility Agreement or the New Credit Facility Agreement; PROVIDED (x) with respect to any event of default (other than a payment default (including by way of acceleration), bankruptcy default or a loss of a material license or cellular system), such restriction will terminate 180 days after the occurrence of such event of default and (y) the financial covenants which create such encumbrance or restriction on dividends or other distributions in the New DOC Facility Agreement or the New Credit Facility Agreement are no less favorable to the Company or its Subsidiaries than the financial covenants set forth in the New DOC Facility Commitment Letter or the New Credit Facility Commitment Letter; or (B) any Indebtedness of a Restricted Subsidiary, or any agreement pursuant to which such Indebtedness was issued, if the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Preferred Stock than is customary in comparable financings (as determined by the Company) and if the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make dividend payments on the Preferred Stock or principal or interest payments on the Exchange Debentures. Nothing contained in this subparagraph (m)(5) shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in subparagraph (m)(3) or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  (6) LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;
(iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, PROVIDED any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under subparagraph (m)(4), if made on the date of such issuance or sale; and (iv) sales of Common Stock of a Restricted Subsidiary; PROVIDED that the assets of such Restricted Subsidiary consist solely of assets relating to the Company's PCS or resale business.

                  (7) LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by subparagraph
(m)(4). Notwithstanding the foregoing, any transaction covered by the first paragraph of this subparagraph (m)(7) and not covered by clauses (ii) through
(v) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

                  (8) COMMISSION REPORTS AND REPORTS TO HOLDERS. Whether or not the Company is required to file reports with the Commission, for so long as any Preferred Stock is outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Transfer

Agent and each Holder or shall supply to the Transfer Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

                  (9) CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Preferred Stock shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor company or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Preferred Stock had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or, if other than the Company, the successor company or resulting company, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or, if other than the Company, the successor company or resulting company, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of subparagraph (m)(1); PROVIDED that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and opinion of counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  (n) DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of subparagraph (m)(4) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) except in the case of any restriction or encumbrance permitted under clause (vi) of subparagraph (m)(5), the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted

Payments that may be made pursuant to clause (C) of the first paragraph of subparagraph (m)(4), any amount paid or accrued as dividends on Preferred Shares of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses, net of tax.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the

Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions described under subparagraph (m)(9); PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, PROVIDED that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition or (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under subparagraph (m)(4).

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Facility Agreement" means the Second Amended and Restated Credit Agreement, dated February 28, 1997, as amended, among Dobson Operating Company and CoreStates Bank, N.A., First Union National Bank of North Carolina, NationsBank of Texas, N.A. and the other banks party thereto, as the same may be further amended, supplemented, extended, renewed, replaced or otherwise modified from time to time, including the credit agreement contemplated by the New DOC Facility Commitment Letter, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

         "Business Day" means any day except a Saturday or Sunday or other day on which commercial banks in The City of New York are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Shares.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Class A Common Stock" means the Class A Common Stock, par value $1.00 per share, of the Company.

         "Class A Preferred Stock" means the Class A Non-Voting,
Non-Convertible Preferred Stock, par value $1.00 per share, of the Company.

         "Class B Preferred Stock" means the Class B Convertible Preferred Stock, par value $1.00 per share, of the Company.

         "Class C Preferred Stock" means the Class C Preferred Stock, par value $1.00 per share, of the Company.

         "Closing Date" means the date on which the Preferred Stock is originally issued.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense, and
(v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Senior Notes and the Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, plus, solely for purpose of calculating whether a Restricted Payment may be made pursuant to clause (vi) or (vii) of subparagraph (m)(4), the maximum fixed redemption or repurchase price of the Preferred Stock and any Senior Securities or Parity Securities at the time of determination, to (ii) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to subparagraph (m)(8) (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED that (A) pro forma effect shall be given to any Indebtedness that is to be Incurred or repaid on the Transaction Date as if such Incurrence or repayment had occurred on the first day of such Four Quarter Period; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Four Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Mandatory Redemption Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Mandatory Redemption Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Mandatory Redemption Date; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Mandatory Redemption Date shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in subparagraph (h) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Preferred Stock as is required to be repurchased pursuant to subparagraph (h).

         "Dividend Payment Date" means January 15, April 15, July 15 and October 15 of each year.

         "Dividend Period" means the dividend period commencing on each January 15, April 15, July 15 and October 15 and ending on the day before the following Dividend Payment Date; PROVIDED, HOWEVER, that the first such Dividend Period shall commence on the Closing Date.

         "Dobson Wireline" means Dobson Wireline Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Debentures" means the Company's Senior Subordinated Debentures due 2008 issued pursuant to the Exchange Indenture.

         "Exchange Indenture" means the indenture for the Exchange Debentures, the terms of which may be modified to the extent the corresponding terms in the Preferred Stock have been modified in accordance with this Certificate of Designation.

         "Existing Stockholders" means Everett R. Dobson and Fleet Investors.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the second paragraph of subparagraph (m)(1), (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Transfer Agent.

         "Fleet Investors" means Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners and their Affiliates.

         "Fleet Investors Preferred Stock" means the Class B Preferred Stock and the Class C Preferred Stock.

         "FCC" means the Federal Communications Commission.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Certificate of Designation shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Certificate of Designation shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Senior Notes and the Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means a holder of shares of Preferred Stock.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi), (vii) or (viii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
(v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person,
(viii) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary (other than as a result of being designated as an Unrestricted Subsidiary under clause (i) above), including without limitation, by reason of any transaction permitted by clause (iii) of subparagraph (m)(6). For purposes of the definition of "Unrestricted
Subsidiary" and subparagraph (m)(4), (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,
(ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding
Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "Mandatory Redemption Date" means January 15, 2008.

         "Memorandum" means the offering memorandum dated January 16, 1998 in connection with the offering of the Preferred Stock.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents
(except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "New Credit Facility Agreement" means the credit agreement established pursuant to the New Credit Facility Commitment Letter, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "New Credit Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Dobson Cellular Operations Company, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

         "New DOC Facility Agreement" means the credit agreement established pursuant to the New DOC Facility Commitment Letter, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "New DOC Facility Commitment Letter" means the commitment letter (including the Summary of Terms and Conditions attached thereto) dated January 7, 1998 among Dobson Communications Corporation, Dobson Operating Company, NationsBank of Texas, N.A. and NationsBanc Montgomery Securities LLC.

         "Offer to Purchase" means an offer by the Company to purchase Preferred Stock from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all

Preferred Stock validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Preferred Stock not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that Holders electing to have Preferred Stock purchased pursuant to the Offer to Purchase will be required to surrender the Preferred Stock, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Preferred Stock completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of Preferred Stock delivered for purchase and a statement that such Holder is withdrawing its election to have such Preferred Stock purchased; and (vii) that Holders whose Preferred Stock is being purchased only in part will be issued new shares of Preferred Stock equal in liquidation preference to the unpurchased portion of the Preferred Stock surrendered; PROVIDED that each share of Preferred Stock purchased and each new share of Preferred Stock issued shall be in a liquidation preference of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Preferred Stock or portions thereof validly tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Preferred Stock or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Transfer Agent all Preferred Stock or portions thereof so accepted together with an Officers' Certificate specifying the Preferred Stock or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Preferred Stock so accepted payment in an amount equal to the purchase price, and the Transfer Agent shall promptly countersign and mail to such Holders new shares of Preferred Stock equal in liquidation preference to any unpurchased portion of the Preferred Stock surrendered; PROVIDED that each share of Preferred Stock purchased and each new share of Preferred Stock issued shall be in a liquidation preference of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the Paying Agent for an Offer to Purchase.

         "Officer" means (i) the Chairman of the Board, the President, any Vice President or the Chief Financial Officer and

(ii) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof or any two Officers listed in clause (i) of the definition thereof.

         "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

         "Preferred Stock Exchange Offer" means each registered offer to exchange the Preferred Stock for Exchange Preferred Stock.

         "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

         A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

         "Redemption Date" with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Company.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Senior Indebtedness" means (i) Indebtedness of the Company under the Senior Notes, the Senior Note Indenture, the Bank Facility Agreement and the New Credit Facility Agreement and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Indebtedness of the Company, including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, would be PARI PASSU with, or subordinated in right of payment to, the Exchange Debentures; PROVIDED that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by subparagraph (m)(1) or subparagraph (m)(2), (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any Trade Payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

         "Senior Note Indenture" means the Indenture dated as of February 28, 1997 between the Company and United States Trust Company of New York, relating to the Senior Notes, as such indenture may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "Senior Notes" means the 11 3/4% Senior Notes due 2007 issued by the Company under the Senior Note Indenture.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

         "S&P" means Standard & Poor's Ratings Services and its successors.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Transfer Agent" means United States Trust Company of New York.

         "Unrestricted Subsidiary" means (i) Dobson Wireline or any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under subparagraph (m)(4) and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under subparagraphs (m)(1) and (m)(4). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred for all purposes of this Certificate of Designation and (y) no Voting Rights Triggering Event, or an event which with the giving of notice or the passage of time, or both, would become a Voting Rights Triggering Event, shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly providing the Transfer Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  (o). TRANSFER AND LEGENDING OF SHARES. (i) No transfer of shares of the Preferred Stock shall be effective until such transfer is registered on the books of the Company. Until registered under the Securities Act, the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act from the Closing Date, or the Company and the Holder of such shares otherwise agree, all shares of Preferred Stock other than the Exchange Preferred Stock shall bear the following legend:

         THIS PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PREFERRED STOCK IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
         (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS PREFERRED STOCK, RESELL OR OTHERWISE TRANSFER THIS PREFERRED STOCK EXCEPT (A) TO DOBSON COMMUNICATIONS CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PREFERRED STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF PREFERRED STOCK HAVING AN AGGREGATE LIQUIDATION PREFERENCE AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON COMMUNICATIONS CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED STOCK IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PREFERRED STOCK WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE

         HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND DOBSON COMMUNICATIONS CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE CERTIFICATE OF DESIGNATION FOR THE PREFERRED STOCK CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (ii) The Transfer Agent shall refuse to register any attempted transfer of shares of Original Preferred Stock not in compliance with this paragraph (o).

                  (iii) At any time after 40 days following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Preferred Stock in the place of the legended Preferred Stock.

                  (iv) In connection with proposed transfers of Original Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each Holder of Original Preferred Stock shall notify the Company or the Transfer Agent in the event of any transfer by such Holder of any shares of Original Preferred Stock to a foreign transferee.

                  IN WITNESS WHEREOF, Dobson Communications Corporation has caused this Certificate of Designation to be executed in its corporate name by Everett R. Dobson, its Chairman of the Board, President and Chief Executive Officer and attested by Stephen T. Dobson, its Secretary, this 20th day of January, 1998.

                                     DOBSON COMMUNICATIONS CORPORATION

                                     By: EVERETT R. DOBSON
                                        ---------------------------------------
                                          Name:  Everett R. Dobson
                                          Title:  Chairman of the Board,
                                          President and Chief Executive Officer

Attest:

By:  STEPHEN T. DOBSON
--------------------------------
     Name:  Stephen T. Dobson
     Title: Secretary

[corporate seal]

                                    EXHIBIT A

                            Form of Certificate as to
                         Completion of Distribution and
                        Termination of Restricted Period

                            ------------------, ----


United States Trust Company of New York
114 W. 47th Street
New York, NY 10036-1532

Attention:  Corporate Trust Department

          Re: Dobson Communications Corporation (the "Company") Senior Exchangeable Preferred Stock (the "Securities")

Dear Ladies and Gentlemen:

          This letter relates to _____ shares of Securities represented by the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to paragraph (o) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Oklahoma on January 21, 1998 relating to the Securities, we hereby certify that we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the Legended Certificate for an unlegended certificate representing an identical number of shares of Securities, all in the manner provided for in the Certificate of Designation.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]

                                       By:
                                           Authorized Signature

                                    EXHIBIT B

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                              ---------------, ----

United States Trust Company of New York
114 W. 47th Street
New York, NY 10036-1532

Attention:  Corporate Trust Department

          Re: Dobson Communications Corporation (the "Company") Senior
              Exchangeable Preferred Stock (the "Securities")

Dear Ladies and Gentlemen:

          In connection with our proposed purchase of _____ shares of the Securities, we confirm that:

          1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Certificate of Designation relating to the Securities (the "Certificate of Designation") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only
(A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter and, if such transfer is in respect of Securities having an aggregate liquidation preference at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

          4. We are an institutional "accredited investor" and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Securities with a view to a distribution thereof or with any present intention of offering or selling any of the Securities, except as permitted above; provided that the disposition of our property and property of our accounts for which we are acting as fiduciary will remain at all times within our control.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Holder]

                                       By:
                                           Authorized Signature

                                    EXHIBIT C

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                             ---------------, -----

United States Trust Company of New York
114 W. 47th Street
New York, NY 10036-1532

Attention: Corporate Trust Department

          Re: Dobson Communications Corporation (the "Company") Senior
              Exchangeable Preferred Stock (the "Securities")

Dear Ladies and Gentlemen:

          In connection with our proposed sale of ____ shares of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of

Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]

                                       By:
                                           Authorized Signature